Exhibit 99.1

PRESS RELEASE

Syntroleum’s 2013 Annual Stockholders Meeting Scheduled for December 18, 2013

For Immediate Release

Tuesday, October 8, 2013

Contact:	Ron Stinebaugh
Syntroleum Corporation
(281) 224-9862
www.syntroleum.com

TULSA, OK —

Syntroleum Corporation (NASDAQ: SYNM) (the “Company”) today announced that the Company will hold its 2013 annual stockholders meeting via webcast on December 18, 2013, at 2:00 p.m. Central Time. Additional information pertaining to the annual meeting with be set forth in the Company’s Proxy Statement for the annual meeting, which will be filed with United States Securities and Exchange Commission and disseminated to the Company’s stockholders.

About Syntroleum (Nasdaq / SYNM)

Syntroleum Corporation owns the Syntroleum® Process for Fischer-Tropsch (FT) conversion of synthesis gas into liquid hydrocarbons, the Synfining® Process for upgrading FT liquid hydrocarbons into refined petroleum products, and the Bio-Synfining® technology for converting renewable feedstocks into drop-in fuels. Syntroleum has a 50% interest in Dynamic Fuels, LLC, which operates a 75 million gallon per year renewable fuels facility located in Geismar, Louisiana utilizing its Bio-Synfining® technology. For additional information, visit the Company’s web site at www.syntroleum.com

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as well as historical facts. These forward-looking statements include statements relating to the Fischer-Tropsch (“FT”) process, Syntroleum ® Process, Synfining ® Process, and related technologies including, gas-to-liquids (“GTL”), coal-to-liquids (“CTL”) and biomass-to-liquids (“BTL”), our renewable fuels Bio-Synfining ® Technology (hereinafter “Technologies”), plants based on these Technologies, anticipated cost and schedule to design, construct and operate plants, expected production of fuel, obtaining required financing for these plants and other activities, the value and markets for products, testing, certification, characteristics and use of plant products, the continued development of our Technologies, use of proceeds from our equity offerings, anticipated revenues, availability of catalyst, our support of and relationship with our licensees, and any other forward-looking statements including future growth, cash needs, capital availability, operations, business plans and financial results. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these kinds of statements involve risks and uncertainties. Actual results may not be consistent with these forward-looking statements. Syntroleum undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. Important factors that could cause actual results to differ from these forward-looking statements are described under “Item 1A. Risk Factors” and elsewhere in our 2012 Annual Report on Form 10K.

® “Syntroleum”, “Synfining”, and “Bio-Synfining” are registered as trademarks and service marks with the U.S. Patent and Trademark Office.